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                                  Exhibit 10.6


                            NON-COMPETITION AGREEMENT


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                                                                  EXECUTION COPY


                            NON-COMPETITION AGREEMENT
                            -------------------------

           This NON-COMPETITION AGREEMENT is dated as of August 2, 1999 (this "AGREEMENT"), between Neuberger Berman Inc., a Delaware corporation ("NB INC."), on its behalf and on behalf of its subsidiaries and affiliates (collectively with NB Inc., and its and their predecessors and successors, the "FIRM"), and the individuals listed on Schedule I hereto (each, a "PRINCIPAL"). Capitalized terms used herein without definition have their respective meanings set forth in
Article II of this Agreement.


                              W I T N E S S E T H :

           WHEREAS, each Principal is a party to the Plan of Merger and Exchange Agreement, dated as of the date hereof, pursuant to which (I) all of the members (including each Principal) of Neuberger Berman, LLC, a Delaware limited liability company ("NB LLC"), will contribute their respective interests in NB LLC to NB Inc. in exchange for shares of common stock, par value $.01 (the "COMMON STOCK"), of NB Inc. (the "EXCHANGE") and (II) Neuberger Berman Sub Inc., a wholly-owned direct subsidiary of NB Inc., will merge into Neuberger Berman Management Inc., a New York corporation ("NBMI"), with the Principals, as shareholders of NBMI, to receive shares of the Common Stock (the "MERGER");

           WHEREAS, as a result of the Exchange and Merger, the former members of NB LLC and shareholders of NBMI will own all of the issued and outstanding Common Stock;

           WHEREAS, the Principals have been employees of NB LLC or NBMI, and the Principals and NB Inc. desire to enter into certain agreements with respect to their continued or terminated employment by the Firm; and

           WHEREAS, in connection with each Principal's continued or terminated employment with the Firm, the Principals have agreed to enter into an agreement with NB Inc., on its behalf and on behalf of its subsidiaries and affiliates, in respect of certain obligations, INTER ALIA, not to engage in competitive activities and to cooperate with the Firm in maintaining certain relationships following the termination of the Principals' employment.


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           NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Principal and the Firm agree as follows:


                                    ARTICLE I

                                NON-COMPETITION;
                        TRANSFER OF CLIENT RELATIONSHIPS

           Section 1.1 NON-COMPETITION. In view of each Principal's importance to the Firm, each Principal hereby agrees that the Firm would likely suffer significant harm from such Principal's competing with the Firm during such Principal's Employment Period (as defined in the employment agreement between the Principal and NB Inc., dated the date hereof (the "EMPLOYMENT AGREEMENT")) and for some period of time thereafter or, if such Principal has separated or will separate from the Firm on or prior to the date of consummation of the initial public offering of the common stock of NB Inc. (the "IPO DATE"), for some time after the IPO Date. Accordingly, each Principal hereby agrees that such Principal will not, without the written consent of NB Inc., during the Employment Period, if any, and for three-year period following the Date of Termination, directly or indirectly, either individually or as an owner, partner, agent, employee, consultant or otherwise:

                  (a) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or

                  (b) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity (1) which is similar or substantially related to any activity in which such Principal was engaged, in whole or in part, at the Firm, (2) for which such Principal had direct or indirect managerial or supervisory responsibility at the Firm, or (3) which calls for the application of the same or similar specialized knowledge or skills as those utilized by such Principal in such Principal's activities with the Firm, at any time during the one-year period immediately prior to the Date of Termination (or, in the case of an action taken during the Employment Period, during the one-year period immediately prior to such action), and, in any such case, irrespective of the purpose of the activity or whether the activity is or was in furtherance of advisory, agency, proprietary or fiduciary business of either the Firm or the Competitive Enterprise (by way of example only, this provision precludes an


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         investment manager or research analyst from joining a hedge fund, without the written consent of NB Inc.);

PROVIDED that the restriction imposed by this Section 1.1 to any Principal whose employment with the Firm has been terminated by the Firm other than for Cause. Each Principal understands that the provisions of this Section 1.1 may limit such Principal's ability to earn a livelihood in a business similar to the business of the Firm.

           Section 1.2 TRANSFER OF CLIENT RELATIONSHIPS. Each Principal hereby agrees to take all actions and do all such things (before of after the Date of Termination) as may be reasonably requested by the Firm from time to time prior to such Principal's Date of Termination, or during the ninety day period thereafter, to maintain for the Firm the business, goodwill, and business relationships with any of the Firm's Clients with whom such Principal worked during the term of such Principal's employment.


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         "Cause" has the meaning given in the Stockholders Agreement, dated as of the date hereof, among NB Inc. and the individuals listed therein, as in effect from time to time.

         "Competitive Enterprise" means a business enterprise that (1) engages in any activity, or (2) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any activity in which the Firm is engaged. The activities covered by the previous sentence include, without limitation, investment advisory and broker-dealer services such as investment advisory services; private investing (for anyone other than the Principal and members of the Principal's family); asset or hedge fund management or sales; mutual fund management, sales or administration; trust company services; prime brokerage; or securities brokerage, sales, securities lending, custody, clearance, settlement or trading.

         "Date of Termination" means, with respect to each Principal, such Principal's Date of Termination (as defined in the Employment Agreement) or, if such Principal is not a party to an Employment Agreement, the IPO Date.


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                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 NOTICES. (a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (I) mailed by first-class, registered or certified mail, postage prepaid, (II) sent by hand delivery or reputable overnight delivery service or
(III) transmitted by telecopy (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Principal, to him or her at the last address in the Firm's employment records, or, in the case of NB Inc., to Neuberger Berman Inc., 605 Third Avenue, New York, NY 10158, ATTENTION:
Secretary, or, in each case, to such other address as may be specified in writing to the other parties hereto.

         (b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (I) if by personal delivery or telecopy, on the day of such delivery, (II) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (III) if by reputable overnight delivery service, on the day delivered.

         Section 3.2 TERM OF THE AGREEMENT. This Agreement shall become effective on the IPO Date and shall terminate on the earlier to occur of (I) the first date on which there are no Principal who remains bound by its terms and
(II) the date on which NB Inc. and all Principals who are then bound by its terms agree to terminate this Agreement.

           Section 3.3 AMENDMENTS; WAIVERS. (a) This Agreement may be amended or modified, and any provision in this Agreement may be waived, if such amendment, modification or waiver is approved by the Board of Directors, PROVIDED that any amendment that would materially adversely affect any Principal (other than an amendment that, in the good faith judgment of the Board of Directors, is intended to cure any ambiguity or correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provision contained herein) must be approved by such Principal as of the date of such amendment or modification.

         (b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.


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         Section 3.4 DISINTERESTED BOARD MEMBERS TO MAKE DETERMINATIONS. In the
event that any Principal breaches his or her obligations under this Agreement, then the Board of Directors (or any such committee as the Board of Directors may designate) shall have the exclusive right to make (on behalf of the Firm) any and all determinations that may be necessary or appropriate under this Agreement, including without limitation, determinations relating to the exercise and enforcement of remedies hereunder. If such Principal is a member of the Board of Directors (or such committee) at the time such breach, such Principal must refrain from exercising his or her vote at meetings of the Board of Directors (or such committee) and general meetings of NB Inc. to give effect to this Section 3.4.

         Section 3.5 SEVERABILITY. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (A) the remaining terms and provisions hereof shall be unimpaired and (B) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         Section 3.6 REPRESENTATIVES, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; PROVIDED no Principal may assign, delegate or otherwise transfer any of his or her rights or obligations under this Agreement except with the written consent of the Board of Directors.

         Section 3.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES THEREOF).

         Section 3.8 SPECIFIC PERFORMANCE. Each Principal acknowledges that it will be impossible to measure in money the damage to the Firm if such Principal fails to comply with the provisions of this Agreement and agrees that in the event of any such failure the Firm will not have an adequate remedy at law. Each Principal further acknowledges that a violation of this Agreement would cause irreparable damage to the Firm. Therefore, the Firm, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of this Agreement by obtaining injunctive relief against any actual or threatened violation thereof, or otherwise. All claims for specific performance of one or more provisions of this Agreement shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.


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         Section 3.9 ARBITRATION. Except for claims for specific performance brought in accordance with Section 3.8, any dispute, controversy or claim between the Principal and the Firm, arising out of or relating to or concerning the provisions of this Agreement, each Principal's employment with the Firm or otherwise concerning any rights, obligations or other aspects of such Principal's employment relationship in respect of the Firm, shall be submitted:

                  (a) to the New York Stock Exchange (the "NYSE") to be heard and decided under the terms of this Agreement and the then applicable rules of the NYSE or, if those rules as interpreted by the NYSE do not permit the disputes, differences and controversies to be submitted to the NYSE for arbitration; then

                  (b) to the American Stock Exchange (the "AMEX") in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the AMEX or, if those rules as interpreted by the AMEX do not permit the disputes, differences and controversies to be submitted to the AMEX for arbitration; then

                  (c) to the National Association of Securities Dealers (the "NASD") in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the NASD or, if the disputes, differences and controversies are not eligible for submission to the NASD for arbitration under those rules as interpreted by the NASD; then

                  (d) to the American Arbitration Association in New York, New York;

to be heard and decided under the terms of this Agreement and in accordance with the then applicable rules of the hearing body by a panel of three arbitrators (unless the rules of the hearing body shall require a different number of arbitrators) chosen in accordance with the then applicable rules of the hearing body. The decision of the arbitrators shall be final and binding upon the parties, and an order may be entered upon the award of the arbitrators in any court of competent jurisdiction.

         Section 3.10 SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. Each Principal, hereby irrevocably waives (A) any objection, and agrees not to assert, as a defense in any arbitration or legal or equitable action, suit or proceeding against such Principal arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (I) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before such arbitral body or in said courts, (II) the venue thereof may not be appropriate and (III) the internal laws of the State


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of New York do not govern the validity, interpretation or effect of this
Agreement, (B) any immunity from jurisdiction to which it might otherwise be entitled in any such arbitration, action, suit or proceeding which may be instituted before any state or federal court in the State of New York in accordance with Section 3.8 or before any arbitral body in accordance with
Section 3.9 and (c) any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such arbitration, action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

           Section 3.11 FURTHER ASSURANCES. Each Principal agrees to execute such additional documents and take such further action as may be requested by the Firm to effect the provisions of this Agreement.

           Section 3.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 3.13 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.







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           IN WITNESS WHEREOF, the parties hereto have caused this
Non-Competition Agreement to be duly executed as of the date first above written.


                              NEUBERGER BERMAN INC.


                              By: /s/ Jeffrey B. Lane
                                  --------------------------------------------
                                  Name: Jeffrey B. Lane
                                  Title: President, Chief Executive Officer

















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The foregoing Non-Competition Agreement
is hereby agreed to by the undersigned
as of August 2, 1999.


/s/Herbert W. Ackerman
/s/Robert J. Appel
/s/Howard R. Berlin
/s/Jeffrey Bolton
/s/Richard A. Cantor
/s/Vincent Cavallo
/s/Lawrence J. Cohn
/s/Robert W. D'Alelio
/s/Salvatore D'Elia
/s/Stanley Egener
/s/Michael N. Emmerman
/s/Robert D. English
/s/Jack M. Ferraro
/s/Gregory P. Francfort
/s/Howard L. Ganek
/s/Robert T. Gendelman
/s/Theodore P. Giuliano
/s/Mark R. Goldstein
/s/Lee H. Idleman
/s/Alan L. Jacobs
/s/Kenneth M. Kahn
/s/Michael W. Kamen
/s/Michael M. Kassen
/s/Michael P. Kleiman
/s/Lee P. Klingenstein
/s/Irwin Lainoff
/s/Jeffrey B. Lane
/s/Joseph R. Lasser
/s/Richard S. Levine
/s/Christopher J. Lockwood
/s/Lawrence Marx III

/s/Robert Matza
/s/Robert R. McComsey
/s/Martin McKerrow
/s/Martin E. Messinger
/s/Beth W. Nelson
/s/Roy R. Neuberger
/s/Harold J. Newman
/s/Daniel P. Paduano
/s/Norman H. Pessin
/s/Leslie M. Pollack
/s/William A. Potter
/s/Janet W. Prindle
/s/C. Carl Randolph
/s/Kevin L. Risen
/s/Daniel A. Rosenblatt
/s/J. Curt Schnackenberg, Jr.
/s/Marvin C. Schwartz
/s/Jennifer K. Silver
/s/Kent C. Simons
/s/R. Edward Spilka
/s/Gloria H. Spivak
/s/ Heidi S. Steiger
/s/Bernard Z. Stein
/s/Fred Stein
/s/Eleanor M. Sterne
/s/Stephanie J. Stiefel
/s/Philip A. Straus
/s/Peter Strauss
/s/Peter E. Sundman
/s/Allan D. Sutton
/s/Richard J. Sweetnam, Jr.
/s/Judith M. Vale
/s/David I. Weiner
/s/Michael J. Weiner
/s/Dietrich Weismann
/s/Leslie J. Werkstell
/s/Allan R. White, III
/s/Lawrence Zicklin




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                                   SCHEDULE I


Name and Address* of Principal
------------------------------

Herbert W. Ackerman
Robert J. Appel
John J. Barker
Howard R. Berlin
Jeffrey Bolton
Richard A. Cantor
Vincent T. Cavallo
Lawrence J. Cohn
Robert W. D'Alelio
Salvatore D'Elia
Stanley Egener
Michael N. Emmerman
Robert D. English
Jack M. Ferraro
Gregory P. Francfort
Howard L. Ganek
Robert T. Gendelman
Theodore P. Giuliano
Mark R. Goldstein
Lee H. Idleman
Alan L. Jacobs
Kenneth M. Kahn
Michael W. Kamen
Michael M. Kassen
Mark P. Kleiman
Lee P. Klingenstein
Irwin Lainoff
Jeffrey B. Lane
Joseph R. Lasser

--------
* Unless otherwise indicated, the address of each Principal is c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158.

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Name and Address* of Principal
------------------------------

Richard S. Levine
Christopher J. Lockwood
Lawrence Marx III
Robert Matza
Robert R. McComsey
Martin McKerrow
Martin E. Messinger
Beth W. Nelson
Roy R. Neuberger
Harold J. Newman
Daniel P. Paduano
Norman H. Pessin
Leslie M. Pollack
William A. Potter
Janet W. Prindle
C. Carl Randolph
Kevin L. Risen
Daniel H. Rosenblatt
J. Curt Schnackenberg, Jr.
Marvin C. Schwartz
Jennifer K. Silver
Kent C. Simons
R. Edward Spilka
Gloria H. Spivak
Heidi S. Steiger
Bernard Z. Stein
Fred Stein
Eleanor M. Sterne
Stephanie J. Stiefel
Philip A. Straus
Peter Strauss
Peter E. Sundman
Allan D. Sutton
Richard J. Sweetnam Jr.
Judith M. Vale
David I. Weiner



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Name and Address* of Principal
------------------------------

Michael J. Weiner
Dietrich Weismann
Leslie J. Werkstell
Allan R. White, III
Lawrence Zicklin



















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